Exhibit 99.01

CURATIVE BIOTECHNOLOGY, INC.

AUDIT COMMITTEE CHARTER

(As adopted on August 6, 2022)

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Curative Biotechnology, Inc. (the “Company”) is to assist the Board in the discharge of its oversight responsibilities regarding: (1) the quality and integrity of the Company’s financial statements; (2) the Company’s accounting and financial reporting processes and controls; (3) the audits of the Company’s financial statements; (4) the Company’s policies, procedures, and programs to ensure compliance with legal and regulatory requirements; and (5) evaluation of the qualifications, independence and performance of the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “External Auditor”).

Management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls, and disclosure controls and procedures. The External Auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with U.S. generally accepted accounting principles (“GAAP”), expressing an opinion as to the Company’s internal control over financial reporting, and reviewing the Company’s quarterly financial statements. Except as otherwise expressly set forth herein, the Committee’s responsibilities are limited to oversight. Without limiting the generality of the foregoing, the Committee is not responsible for planning or conducting audits or determining that the Company’s financial statements and disclosure are complete and accurate and in accordance with GAAP and applicable laws, rules, and regulations, or that the Company’s internal control over financial reporting is adequate or effective. Each Committee member may rely on the integrity of those persons within the Company and of the professionals and experts from which the Committee receives information, including the External Auditor and persons responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services, as applicable.

Further, auditing literature, particularly the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard (“AS”) 4105: Reviews of Interim Financial Information, defines the term “review” to include a particular set of required procedures to be undertaken by external auditors. Committee members are not external auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Membership

The Committee shall consist of at least three members of the Board, unless an exception is available under the applicable listing standards of the NYSE American LLC (the “Listing Standards”). Each Committee member must satisfy the independence and financial literacy requirements specified in the Listing Standards and must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, subject to any available exception. Each Committee member must also satisfy the independence requirements specified in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

At least one Committee member must satisfy the financial sophistication requirement set forth in the Listing Standards. A member who qualifies as an “audit committee financial expert” (as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“SEC”)) is presumed to qualify as financially sophisticated under the Listing Standards.

Members of the Committee, including the chairperson of the Committee (“Chair”), shall be appointed from time to time by the Board upon recommendation of the Nominating and Corporate Governance Committee of the Board. Members shall serve at the pleasure of the Board, or until their successors have been elected and have taken office.

The Board shall determine the compensation of the Committee members, including the Chair.

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Meetings and Procedures

The Committee shall meet at least on a quarterly basis and more frequently as the Committee deems desirable. Special meetings of the Committee may be called by any Committee member, by the Board, or by the Company’s Chief Executive Officer or Chief Financial Officer. The Committee shall meet separately, periodically, with management and with the External Auditor.

The Chair, or in the Chair’s absence, another Committee member, shall report to the full Board from time to time on Committee activities, findings, and recommendations.

The presence of a majority of the Committee’s members at a meeting shall constitute a quorum. Members of the Committee may participate in a meeting, and be deemed present at the meeting, through use of conference telephone online voice and video communications or similar communications equipment, so long as such manner of remote participation is consistent with the Company’s bylaws. Actions of the Committee may be taken: (a) by approval by at least a majority of the Committee members present at a meeting at which a quorum is present; or (b) without a meeting if all members of the Committee shall individually or collectively consent in writing to such action.

The Chair (or in his or her absence, a member designated by the Chair or the remaining members of the Committee) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the External Auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings, or any portion thereof, any persons it deems appropriate, including any non-management director that is not a Committee member. Management should not be present during times that are reserved for separate meetings with the External Auditor.

Powers and Responsibilities

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws.

Interaction with the External Auditor

Appointment and Oversight

The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention, and oversight of the work of the External Auditor (including resolution of any disagreements between Company management and the External Auditor regarding financial reporting). The External Auditor shall report directly to the Committee.

Pre-Approval of Services

Before the External Auditor is engaged by the Company or its subsidiaries to render audit or non- audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if such services fall within available exceptions established by the SEC. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the External Auditor. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services.

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Independence and Quality Control of External Auditor

The Committee shall, at least annually, review the independence and quality control procedures of the External Auditor and the experience and qualifications of the External Auditor’s senior personnel that are providing audit services to the Company. In conducting its review, the Committee shall:

1)	Obtain and review a report prepared by the External Auditor describing: (A) the External Auditor’s internal quality-control procedures; and (B) any material issues raised by the most recent internal quality-control review, or peer review, of the External Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

2)	Obtain and review a copy of the most recent report on the External Auditor issued by the PCAOB and made available to the public pursuant to Section 104 of the Sarbanes-Oxley Act of 2002.

3)	Ensure that the External Auditor prepares and delivers, at least annually and before the engagement of the External Auditor, a written statement delineating all relationships between the External Auditor and the Company, consistent with PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (or any successor rule). The Committee shall discuss with the External Auditor any disclosed relationships or services that, in the view of the Committee, may affect the objectivity and independence of the External Auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the External Auditor’s report to satisfy the Committee of the External Auditor’s independence.

4)	Confirm with the External Auditor that the External Auditor is in compliance with the partner rotation requirements of Section 10A of the Exchange Act and the applicable rules established by the SEC.

5)	If applicable, consider whether the External Auditor’s provision of any permitted non-audit services to the Company is compatible with maintaining the independence of the External Auditor.

Annual Financial Statements and Annual Audit

Meetings with Management, the External Auditor

The Committee shall meet with management and the External Auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

The Committee shall review and discuss with management and the External Auditor:

(1) major issues and judgments regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management, any significant changes in the Company’s selection or application of accounting principles, the potential impact on the Company’s financial statements of off-balance sheet structures, if any; (2) any analyses prepared by management or the External Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; (3) the scope, adequacy and effectiveness of the Company’s internal control over financial reporting, including any changes in internal controls or other factors that could significantly affect internal controls, any significant deficiencies or material weaknesses identified by management or the External Auditor and any corrective action or special audit procedures related to those matters and (4) any significant legal, regulatory and accounting initiatives or developments that may have a material impact on the Company’s financial statements.

The Committee shall review and discuss the annual audited financial statements with management and the External Auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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Separate Meetings with the External Auditor

The Committee shall review with the External Auditor any problems or difficulties the External Auditor may have encountered during the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the External Auditor are: (1) any accounting adjustments that were noted or proposed by the External Auditor but were “passed” (as immaterial or otherwise); (2) any communications between the External Auditor’s audit team and its national office respecting auditing or accounting issues presented by the engagement; and (3) any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company. The Committee shall obtain from the External Auditor assurances that during its audit it has not detected or otherwise become aware of information indicating that an illegal act has or may have occurred that would require the External Auditor to inform the Committee under Section 10A(b) of the Exchange Act.

The Committee shall discuss with the External Auditor the report that such auditor is required to make to the Committee regarding: (1) all accounting policies and practices to be used that the External Auditor identifies as critical; (2) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the External Auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the External Auditor; and (3) all other material written communications between the External Auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, External Auditor’s engagement letter, External Auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

The Committee shall discuss with the External Auditor the matters required to be discussed by on AS 1301: Communications with Audit Committees (or any successor auditing standard).

Recommendation to Include Financial Statements in Annual Report

The Committee shall, based on the review and discussions above, and based on the disclosures received from the External Auditor regarding its independence and discussions with the External Auditor regarding such independence, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements and Other Financial Information

Meetings with Management, and the External Auditor

The Committee shall review and discuss with management and the External Auditor the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other matters required to be communicated to the Committee by the External Auditor under GAAP.

Other Powers and Responsibilities

The Committee shall review all proposed Related Person Transactions (as such term is defined in the Company’s Related Person Transaction Policy) and off-balance sheet transactions on an ongoing basis, and all such transactions must be approved by the Committee.

The Committee shall review any proposed employment of any current employee of the External Auditor and any former employee of the External Auditor unless the one-year “cooling off” period (as defined in Section 210.2-01(c)(2)(iii)(B)(1) of Regulation S-X) is satisfied, and the Company shall not hire any such person without the Committee’s approval.

The Committee shall discuss with management and the External Auditor any of the following which are brought to the Committee’s attention: correspondence from or with regulators or governmental agencies; any employee complaints; and any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies.

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The Committee shall discuss with management and outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

The Committee shall request assurances from management that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of Related Person Transactions.

The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters by officers and employees of the Company.

The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 407(d)(3) of Regulation S-K, for inclusion in each of the Company’s annual proxy statements.

The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditor, or any other matter the Committee determines is necessary or advisable to report to the Board.

The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate to carry out its duties. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate and reasonable funding, as determined by the Committee, for payment of: (1) compensation to the External Auditor; (2) compensation to any advisors or legal counsel employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct investigations into any matters within the scope of its duties or authority.

Oversight of Internal Controls and Procedures

The Committee shall coordinate the Board’s oversight over the Company’s internal control over financial reporting, the Company’s disclosure controls and procedures, the Company’s Code of Business Conduct and Ethics and risk management procedures, as the Committee determines is necessary.

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